Exhibit 8.2

April 3, 2006

Pixar

1200 Park Avenue

Emeryville, CA 94608

Ladies and Gentlemen:

We have acted as counsel to Pixar, a California corporation (“Pixar”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of January 24, 2006 (the “Agreement”), by and among The Walt Disney Company, a Delaware corporation (“Disney”), Lux Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Disney (“Merger Sub”), and Pixar. Pursuant to the Agreement, Merger Sub will merge with and into Pixar (the “Merger”), with Pixar as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Disney, which includes the proxy statement/prospectus relating to the Merger (the “Proxy Statement/Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Disney, Merger Sub, and Pixar in the Agreement or the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations to be provided to us by Disney, Merger Sub, and Pixar; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Disney, Merger Sub, or Pixar or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption “The Merger — Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, accurately sets forth the material U.S. federal income tax consequences of the Merger. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

Pixar

April 3, 2006

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.